UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2014

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           John J. Corkrean, the Senior Vice President and Corporate Controller of Ecolab Inc., a Delaware corporation (“Ecolab”), and Ecolab’s principal accounting officer, has accepted a senior level assignment leading the finance team of Ecolab’s Nalco Champion Global Energy business effective May 8, 2014. Mr. Corkrean joined Ecolab in 1999 and has been Corporate Controller since 2008.

(c)           Bryan L. Hughes will become Senior Vice President and Corporate Controller, and will serve as Ecolab’s principal accounting officer, succeeding Mr. Corkrean, effective May 8, 2014.  Mr. Hughes, age 45, has been with Ecolab since 1996 and was previously the Vice President, Finance of Ecolab’s Global Institutional business.  During his tenure with Ecolab, he has also held finance leadership roles in Ecolab’s Institutional North America and Textile Care divisions and he has also served in corporate leadership roles as Audit Services Vice President and Corporate Planning and Analysis Vice President.  Mr. Hughes has an MBA from the University of Michigan and a BA degree from Concordia College — Moorhead, MN.

Mr. Hughes will be entitled to participate in Ecolab’s regular compensation arrangements for executive officers.  Information regarding such arrangements is included in the definitive proxy statement relating to Ecolab’s 2014 annual meeting of stockholders filed with the SEC on March 21, 2014.

There is no transaction between Mr. Hughes (and his immediate family) and Ecolab that requires disclosure in accordance with Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: April 14, 2014	By:	/s/David F. Duvick
David F. Duvick
Assistant Secretary